3Power Energy Group INC

AND

CR & Partners Holding

FINANCING & SECURITY AGREEMENT

This Financing Agreement (This "**Agreement**") is made and entered into as of the date set forth on the signature page hereto by and between 3PowerEnergy Group (the "**Company**") a Nevada corporation, and CR & PARTNERES Holding, (the "**Lender**"), a Rome based Italian investment company

WHEREAS, the Company desires to borrow through its 100% subsidiaries, special purpose vehicle companies ("Project SPVs") from the Lender **USD $50 Million (Fifty Million US Dollars)** (the "**Principal**") and Lender is willing to lend, subject to due diligence, said amount to Company pursuant to the terms and conditions herein (the "**Loan**");

WHEREAS, the Lender has, for value received, agreed to accept a secured Note from the Company in the Principal amount of the Loan (the "**Secured Note**").

WHEREAS, as security for the payment and performance of the obligations of the Company to the Lender pursuant to the Note and any other obligations of the Company to the Lender now existing or hereafter incurred, the Company enters into this Agreement providing for, among other things, security interests in favor of the Lender in Company project properties consisting of the 9Mw Photovoltaic Power Plants in Italy, France and Greece, 23.7Mw 2-Hydro Power Plants in Turkey, and Wind projects in Chile (Collectively, the "**Project Assets**") .

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1 The Loan.

1.1 The Loan shall be subject to an interest rate of **5% (Five Percent) per annum** (the "**Interest**"). Such Interest shall be payable on annual basis for the first time on the first anniversary of the aggregate original principal amount delivery to the company (the "Closing Date") and such other annual Interest payments shall be made on each anniversary of the Closing Date thereafter. Each payment of Interest by the Company shall be in cash and shall be delivered to the Lender via wire transfer or such other method of payment specified by Lender in accordance with instructions issued by the Lender.

1.2 The term of the Secured Note shall be ten (10) years from the closing date (the "**Maturity Date**")

1.3 The Company covenants and agrees that the Principal of the Loan will be used for the development and acquisition of Photovoltaic, Wind and Hydro power plant projects in Italy, France, Turkey, Albania and Chile.(collectively, the "**Projects**"). Part of the proceeds of the Loan will also be used by the Company for operations, development, accounting and corporate administration.

1.4 The Company covenants and agrees that that "the Projects" are all licensed and operating or ready for construction, The Internal return on investment is at least 15%.The company will all the time hold the controlling stake in the Project SPVs which owns all the power plant assets. The Company will act as the project developer, manager and operator and will select bankable EPCIs and equipment suppliers.

1.5 At the Closing Date, upon receipt of the Principal amount of the Loan, the Company shall issue and deliver to the Lender the Secured Note duly executed by the Company (the "**Closing**").

1.6 1.5. Upon signing this agreement the company will provide to the Lender a specific project data which will include a cash flow that illustrate the use of loan proceeds. The lender will authorize the credit line to the Company upon project due diligence completion.

1.7 Earliest loan settlement date will be 5 Years from the closing date. Both parties will negotiate in good faith the terms of early settlement.

2 Project Participations and Share Issuances.

2.1 As additional inducement for the Lender to enter into this Agreement, the Company hereby grants to the Lender profit participation of twenty percent (20%) in the underlying net profit of the Projects which shall be paid annually to the Lender (the "**Participations**") during the loan duration.

3 Grant of Security Interest and Obligations

3.1 **Security Interest.** The Company hereby grants to the Lender a first priority security interest (the "**Security Interest**") in the properties consisting of the Project Assets, whether now owned or hereafter acquired; all products and proceeds thereof, all additions or accessions thereto, and all substitutions and replacements thereof; all contract rights, chattel paper, documents, instruments, accounts, general intangibles, and cash and non cash proceeds from the sale, exchange, collection, or disposition of any of the Project Assets (collectively, the "**Collateral**") (each capitalized term used in this Section 2 shall have the meaning given to it by Article 9 of the Uniform Commercial Code as from time to time revised or amended and in effect in the state of incorporation of the Company). The Company further will provide to the lender a promissory note (as per Annex 2- Promissory Note attached to this agreement)

amounting to the face value of the loan principal amount in addition to mortgage of the project company shares during the loan term. (As per Annex 3- Shares Mortgage agreement attached to this agreement)

3.2 **Secured Indebtedness.** The indebtedness and other obligations hereby consist of the following (The obligations and costs and expenses mentioned in this are collectively referred to herein as "Indebtedness"):

3.2.1 Any and all loans, indebtedness, obligations and liabilities of Company to the Lender under this Agreement and the Secured Note, however evidenced, whether as Principal or Interest or otherwise;

3.2.2 All costs and expenses incurred by the Lender to collect the Indebtedness including, but not limited to reasonable attorneys' fees and legal expenses; and

3.2.3 All amounts owed under any modifications, renewals or extensions of any of the foregoing obligations.

3.3 **Performance Covenant.** The Company covenants and agrees that during the term of this Agreement, the Company shall pay the Indebtedness and shall timely pay or perform, as the case may be, all of the other obligations of the Company to the Lender in connection with the Projects, direct or contingent, however evidenced or denominated, and however and whenever incurred, including any present or future written commitment of the Lender to the Company, and any extensions, modifications, consolidations and/or renewals thereof and any obligations given in payment thereof.

3.4 **Payment of Obligations.** The Company shall pay the Secured Indebtedness and shall timely pay or perform, as the case may be, all of the other obligations of the Company to the Lender, direct or contingent, however evidenced or denominated, and however and whenever incurred, including any present or future commitment of the Lender to the Company, together with interest thereon, and any extensions, modifications, consolidations and/or renewals thereof and any obligations given in payment thereof.

3.5 **Insurance.** The Company shall, at their expense, keep the Collateral at all times insured against all risk of loss or damage by fire, theft, and such other casualties as the Lender may reasonably require for not less than the full replacement cost thereof.

3.6. **Name Change.** The company may change its name due to merger or any commercial reason. The company will inform lender accordingly and in due time. The name change will not effect the loan terms

3.5. **Use and Condition of Collateral.** The Collateral will be used or consumed in the ordinary course of Company's business. The Company has the risk of loss of the Collateral. The Lender may examine and inspect the Collateral at any reasonable time or times wherever located.

3.6.**Transfer of Collateral.** Company shall not sell, assign, transfer, license, encumber or

otherwise dispose of the Collateral or any interest therein without the prior written consent of the Lender except ordinary course dispositions replaced by substantially similar Crops inventory. If any encumbrance is imposed on the Collateral by operation of law, the Company shall give the Lender immediate written notice of this fact.

3.8. **Loan Assignment.** Company has the right to assign the loan terms to any of its subsidiaries or affiliate companies with lender written prior approval.

3.9. **Preservation of Security Interest.** The Company will faithfully preserve and protect Lender's Security Interest in the Collateral as a prior perfected security interest, superior and prior to the rights of all third persons, and will do all such other acts and things and will, upon request therefor by the Lender, execute or otherwise authenticate, deliver, file and record all such other documents and instruments, including, without limitation, financing statements, security agreements, assignments and documents and powers of attorney with respect to the Collateral, as the Lender, in its reasonable discretion may deem necessary or advisable from time to time in order to attach, continue, preserve, perfect and protect said Security Interest. The Company shall notify Lender if the Company changes their legal name, the location of their chief executive office, their state of incorporation, or any other change that would necessitate action on the part of the Lender to maintain perfection of the Security Interest.

3.6 **Authorization to File Financing Statements and Collateral Interest Statements.** The Company hereby irrevocably authorizes the Lender at any time and from time to time to file in the jurisdiction of the Company's state of incorporation such initial financing statements and amendments thereto that (a) indicate and include the Collateral as set forth herein or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State of incorporation of the Company or such other jurisdiction requiring filing of collateral interests, or, and (b) contain any other information required by Article 9 of the Uniform Commercial Code of the State or any other state or jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment. The Company shall file such initial financing on behalf of the Lender. The Company agrees to furnish any such information to the Lender promptly upon request. The Company hereby irrevocably appoints the Lender, its officers, employees and agents, or any of them, as attorneys-in-fact for Company to execute, deliver, file and record such items on behalf of Company and in Company's name, place and stead. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement.

3.7 **Cure Period.** Notwithstanding anything to the contrary herein or in the Note, in the event any obligation or payment upon the Note is not paid when due, the Company shall have a period of ninety (90) calendar days to cure such defective performance, provided, however, additional Interest in respect of such cure period shall accrue and be payable not later than the end of such cure period thereof.

4 **Company Representations and Warranties.**

The Company hereby represents and warrants to the Lender as follows:

4.1 **Corporate Status**. The Company is a corporation duly organized and validly existing under the laws of the State of Nevada and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement.

4.2 **Validity and Binding Effect**. The Loan Documents are the legal, valid and binding obligation of the Company representing secured obligations, enforceable in accordance with its terms, subject only to limitations imposed by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or the application of general equitable principles.

4.3 **Enforceability.** The execution, delivery and performance of the Secured Note and this Agreement, certificates and other documents required to be delivered or executed in connection herewith (collectively, the "Loan Documents") have been duly authorized by all necessary corporate action of the Company, the individual or individuals executing the Loan Documents were duly authorized to do so, and the Loan Documents constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws generally affecting the enforcement of the rights of creditors.

4.4 **No Violations**. The Loan Documents do not and will not violate any provisions of the Company's Certificate of Incorporation, bylaws or any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which the Company is subject.

4.5 **No Consent**. The execution, delivery and performance of the Loan Documents do not require the consent or approval of any other person or entity including, without limitation, any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

5 **Events of Default.**

5.1 The occurrence of any of the following shall constitute an Event of Default hereunder:

5.1.1 Default in the payment of the Indebtedness.

5.1.2 Any material misrepresentation by the Company as to any matter hereunder.

5.1.3 Failure of Company to perform any of their obligations, covenants or agreements under this Agreement or the Secured Note.

5.1.4 The Company becomes insolvent or generally fails to pay, or admits in writing

the Company's inability to pay, debts as they become due; or the Company applies for, consent to or acquiesces in the appointment of a trustee, receiver or other custodian for the Company or any property or assets of the Company, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or for a substantial part of the property or assets of the Company and is not discharged within one hundred eighty (180) days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of the Company and if such case or proceeding is not commenced by the Company it is consented to or acquiesced in by the Company or if such case or proceeding is not vacated, stayed or dismissed within one hundred eighty (180) days of such commencement.

5.1.5 The Company shall have transferred or disposed of any Collateral (except in the ordinary course of the Company's business) without the Lender's written consent.

5.2 Upon the occurrence of and during an Event of Default (as defined herein), Interest shall thereafter be calculated at a rate of twelve percent (12%) per annum (the "**Default Rate**"). All such Interest shall be due and payable on the same basis as non-Default Rate Interest.

5.3 Notwithstanding any provision in this Agreement, the Secured Note or any other "Loan Documents" (as defined herein), it is not the parties' intent to contract for, charge or receive Interest at a rate that is greater than the maximum rate permissible by law which a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of Delaware shall be deemed to be the laws relating to permissible rates of Interest on commercial loans) (the "**Maximum Rate**"). If the Company actually pays the Lender an amount of Interest, chargeable on the total aggregate Principal Indebtedness of Company under this Agreement and the Secured Note (as said rate is calculated over a period of time that is the longer of (i) the time from the Closing Date through the Maturity Date, or (ii) the entire period of time that any Principal is outstanding in the Secured Note), which amount of Interest exceeds Interest calculated at the Maximum Rate on said Principal chargeable over said period of time, then such excess Interest actually paid by Company shall be applied first, to the payment of Principal outstanding on the Secured Note; second, after all Principal is repaid, to the payment of Lender's out of pocket costs, expenses, and professional fees which are owed by the Company to the Lender under this Agreement or the Secured Note; and third, after all Principal, costs, expenses, and professional fees owed by the Company to the Lender are repaid, the excess (if any) shall be refunded to the Company.

6 Remedies.

6.1 Upon the occurrence of any Event of Default, the Lender may, at its option, without

demand, presentment, notice of intention to accelerate, notice of acceleration or any other notice (all of which are fully waived by the Company):

6.1.1 Exercise any or all of its rights and remedies with respect to the Collateral under the Uniform Commercial Code, and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right to exercise all powers of ownership pertaining to the Collateral as if the Lender was the sole and absolute owner thereof (and the Company agree to take all such action as may be appropriate to give effect to such right);

6.1.2 With or without taking possession of the Collateral, sell, assign or otherwise dispose of all or any portion of the Collateral, at such place or places as the Lender deems best, for cash or credit against the Secured Indebtedness, at public or private sale, without demand or additional notice, and the Lender may be the purchaser, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and thereafter shall hold the same absolutely free from any claim or right of any kind, including any right or equity of redemption (statutory or otherwise) of the Company, any such demand, notice, right or equity being expressly waived, disclaimed and released. The Lender shall have no obligation to clean-up or otherwise prepare the Collateral for sale, the Lender may sell the Collateral without giving any warranties as to the Collateral and may specifically disclaim any warranties of title or the like;

6.1.3 Take possession of the Collateral and remove it and any records pertaining thereto. The Company will upon request of the Lender assemble the Collateral and any records pertaining thereto and make them available at a place designated by the Lender; and/or

6.1.4 Exercise any other powers, rights or remedies conferred to the Lender under this Agreement, or at law or in equity.

6.2 The Lender shall have no obligation to marshal any assets in favor of the Company or against or in payment of the Secured Indebtedness hereunder or under any other obligation owed to the Lender by the Company.

6.3 Upon and during the continuation of an Event of Default hereunder (as defined herein), all Indebtedness, including Principal, Interest, and reasonable professional fees, shall bear Interest at a rate per annum equal to the Default Rate.

7 **General Provisions.**

7.1 Successors and Assigns Included in Parties. Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors, successors-in-title and assigns of such parties shall be included, and all covenants and

agreements contained in this Agreement by or on behalf of the Company or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors-in-title and assigns, whether so expressed or not, including all persons who become bound as Company to this Agreement.

7.2 Assignment. Subject to the terms and conditions of the Secured Note and this Agreement may be endorsed, assigned and/or transferred in whole or in part by Lender. Any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of the Lender under all of the same to the extent transferred and assigned. The Company shall not assign any of their rights nor delegate any of their duties hereunder without the prior express written consent of the Lender.

7.3 Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of the Company hereunder.

7.4 Severability. If any provision(s) of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

7.5 Construction. Numbered and titled article and section headings and defined terms are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Agreement. This Agreement shall be deemed to have been jointly negotiated and drafted by the parties and shall not be construed against either of the parties hereto. Any and all references to matters pertaining to accounting shall be interpreted in accordance with the generally accepted accounting principals applicable to the Company as a U.S. publicly reporting company and such other accounting rules and regulations as may be applicable to the Company in respect of the listing or trading of shares of the Company. Any and all disbursements or payments to be made on the basis of accounting determinations shall be made only following completion of the annual audit of the Company. All references herein to the Uniform Commercial Code shall mean the Uniform Commercial Code as in effect in the State of incorporation of the Company.

7.6 Notices. All notices, requests, demands and other communications under this Agreement, if any, must be in writing and will be deemed duly given, unless otherwise expressly indicated to the contrary in this Agreement, (i) when personally delivered, (ii) upon receipt of a telephonic facsimile transmission or e-mail message if an acknowledgement is obtained from the receiving party, (iii) three (3) business days having been dispatched by internationally recognized overnight courier service, addressed to the receiving party with copies as follows at the following addresses (or at such other address or number as is given in writing by one party to the other) as follows:

If to the Company:

3Power Energy Group, Inc.
Attention: Mr.Toby Durrent

With a copy to:

Wuersch & Gering LLP
100 Wall Street, 21st Floor
New York, New York 10005
Attention: Travis L. Gering, Esq.
Telecopy Number: (610) 819-9104

If to the Lender: To the Address Set Forth on the Signature Page Hereto

7.7 Entire Agreement. This Agreement, the Secured Note, and the agreements referenced herein and Exhibits attached hereto represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein; provided, if there is a conflict between this Agreement and any other document executed contemporaneously herewith with respect to the obligations hereby, the provisions of this Agreement shall control.

7.8 Securities Compliance. Lender acknowledges that the Company is a public company and will be required to make detailed disclosures regarding the matters set forth in this Agreement as required by the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934 (together the "Acts"), and the respective rules and regulations of the U.S. Securities & Exchange Commission promulgated thereunder. All the Company Shares issued to Lender will be securities subject to compliance with the Acts, as to which the Lender undertakes to comply with all such laws, rules and regulations. The Lender furthermore acknowledge that holders of the Company's shares are subject to laws, rules and regulations prohibiting insider-trading and Lender hereby agrees to not trade in the securities of the Company at any time on the basis of material non-public information as to which the Lender may become aware. The terms of this Agreement shall be confidential except as to the extent the Company is required to disclose information under applicable laws or regulations. The Participations granted by the Company to the Lender in respect of the Projects shall not be deemed to constitute equity interests in such projects and shall not be construed as a security under any federal or state securities laws.

7.9 Governing Law, Arbitration and Amendments. Any dispute, controversy or claim arising out of or in relation to this contract, including the validity, invalidity, breach or termination thereof, shall be resolved by binding arbitration in accordance with the Rules of the London Court of International Arbitration in force on the date when the Notice of Arbitration is submitted in accordance with these Rules. The proceedings of the Arbitration shall be in the English Language. The award of such arbitration shall be binding upon the parties and may be entered as judgment in any court of competent

jurisdiction. The Arbitration panel shall include in its award the fees, costs, expenses and disbursements of the prevailing party to be paid by the non-prevailing party. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any such proceeding and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such proceeding brought in any such court has been brought in an inconvenient forum.

7.10 Waivers and Consents. No amendment, modification, termination or waiver of any provision of this Agreement, nor consent to any departure by the Company from this Agreement, shall in any event be effective unless the same shall be in writing and signed by the Lender. No consent shall be deemed given by the Company or the Lender in connection with this Agreement or the Note by any form of solicitation of negative consent whereby non-response to such solicitation would otherwise be construed as consent.

7.11 Fiduciary Status; Nothing herein shall construe the Company at any time to be a fiduciary of the Lender. Any and all determinations regarding the business, policies, strategy, operations and administration of the Company shall be within the sole authority of the Board of Directors and Officers of the Company. Any and all covenants set forth herein which are subject to determinations of third parties shall be construed herein only as good faith undertakings by the Company and nothing herein shall be construed as assurance or guaranty of actual outcomes in respect of such third party determinations. Nothing herein shall be deemed to constitute the creation of any partnership, joint venture or any other joint enterprise between the Company and the Lender.

7.12 Costs. Each of the parties shall pay their own respective fees, costs and expenses incurred by it in connection with the negotiation, preparation, Closing and performance of this Agreement.

7.13 Counterparts. This Agreement may be executed by the parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and both of which taken together shall constitute one and the same Agreement. Signatures may be delivered via facsimile or as electronically scanned copies which as delivered in such format shall be an original and have the same full force and effect as a manually signed exemplar thereof and shall be fully binding without necessity of delivery of the original exemplars.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed or have caused this Agreement to be executed by their duly authorized officers as of the 10TH day of MARCH 2011.

THE COMPANY: 3Power Energy Group, INC.

By: ______________________________
Name: Toby Durrent
Title: CIO

Address for Notices
Wuersch & Gering LLP
100 Wall Street, 21st Floor
New York, New York 10005
Attention: Travis L. Gering, Esq.
Telecopy Number: (610) 819-9104

THE LENDER: CR & PARTNERES Holding

By: ______________________________
Name: Antonio Conte
Title: President

Address for Notices:
Viale Bruno Buozzi, 83,
00197 Rome, Italy